UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2023

AG Twin Brook BDC, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	814-01259	83-4184014
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

245 Park Avenue, 26th Floor
New York, NY 10167
(Address of Principal Executive Offices, Zip Code)

(212) 692-2000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets

On July 28, 2023, AG Twin Brook Capital Income Fund, a Delaware statutory trust (“TCAP”), completed its previously announced acquisition of AG Twin Brook BDC, Inc., a Delaware corporation (the “Company” and, together with TCAP, the “Parties”), with TCAP continuing as the surviving company (the “Transaction”). The Transaction was completed pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated May 19, 2023, by and between the Parties. Prior to the Transaction closing, the Company was an affiliated business development company (“BDC”) managed by AG Twin Brook Manager, LLC, a wholly-owned subsidiary of Angelo, Gordon & Co., L.P. (“Angelo Gordon”). TCAP is a public, non-exchange traded BDC, managed by AGTB Fund Manager, LLC, which is also a wholly-owned subsidiary of Angelo Gordon.

The board of trustees of TCAP and the board of directors of the Company (each, a “Board”), in each case, including the majority of the trustees or directors, as applicable, who are not “interested persons” (as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”)), approved the Merger Agreement and the transactions contemplated thereby, including the Transaction, consistent with the requirements under Rule 17a-8 of the 1940 Act. The same individuals that serve as trustees on TCAP’s Board also serve as directors on the Company’s Board. In addition, the Merger Agreement and the transactions contemplated thereby, including the Transaction, were approved by TCAP’s shareholders and the Company’s stockholders at their respective special meetings, each held on July 18, 2023.

Pursuant to the Merger Agreement, the Parties caused the Transaction to be consummated by filing a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware on July 28, 2023. The Transaction became effective upon the filing of the Certificate of Merger on July 28, 2023 (the “Effective Time”), as agreed to by the Parties and specified in the Certificate of Merger.

As of the Effective Time, each share of common stock, par value $0.001 per share, of the Company (the “Common Stock”) outstanding immediately prior to the Effective Time was converted into the right to receive $20 per share in cash, without interest (the “Per Share Consideration”), subject to any applicable withholding taxes. TCAP paid total cash consideration in connection with the Transaction of approximately $193 million (the “Total Consideration”).

TCAP funded the Total Consideration for the Transaction with $180 million of borrowings under its credit facilities and $13 million of available cash.

The foregoing summary description of the Merger Agreement and the transactions contemplated thereby, including, without limitation, the Transaction, does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 19, 2023 and the terms of which are incorporated herein by reference. Further, the information set forth in the Current Reports on Form 8-K and the definitive proxy statement (the “Definitive Proxy Statement”) filed with the Securities and Exchange Commission on May 19, 2023, July 21, 2023 and June 16, 2023, respectively, are incorporated into this Item 2.01 by reference.

Item 7.01	Regulation FD Disclosure

On July 27, 2023, the Company’s Board declared a special dividend of $0.7556 per share of Common Stock, which is payable on July 28, 2023 to stockholders of record as of July 27, 2023.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AG Twin Brook BDC, Inc.

Dated: July 28, 2023	By:	/s/ Terrence Walters
	Name:	Terrence Walters
	Title:	Chief Financial Officer and Treasurer